AMENDMENT TO ASSET PURCHASE AGREEMENT

This Amendment to Asset Purchase Agreement (the “Amendment”) by and between GPS INDUSTRIES, INC. a Nevada corporation (“Buyer”) and UPLINK CORPORATION, a Texas corporation (“Seller”) is made and entered into as of January 18, 2008 with reference to the following:

A. Buyer and Seller have entered into that certain Asset Purchase Agreement dated as of August 31, 2007 (the “Purchase Agreement”). Defined terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

B. Concurrently with the execution of this Amendment, the parties are closing the transfer of the Purchased Assets.

C. The parties wish to amend certain provisions of the Purchase Agreement as set forth herein.

ARTICLE I.
AMENDMENT

The Purchase Agreement is hereby amended as follows:

1.1. Section 1.1 is hereby amended by adding at the end of the definition of “Intellectual Property” the following: “including, without limitation, all rights to the name “UpLink”.’

1.2.	Section 2.2(B) is hereby deleted.

1.3.	Sections 2.2(C) and (D) are hereby amended by adding to each such Section the following:

“Attached as Appendix A is an updated Appendix A as of December 31, 2007, which replaces in its entirely Appendix A as previously attached to the Purchase Agreement.”

1.4.	Section 2.2 is further amended by adding the following as Sections (E) and (F):

“(E) Any liability (including costs of defense, settlement costs, and judgment amount) the allegations in the Complaint entitled “ProLink Holdings vs. UpLink Corporation et al.” (the “ProLink Case”) and any amended or subsequent actions, if any, involving the same patents, namely Patent No. 6,236,940 (May 22, 2001)(Display Monitor for Golf Cart Yardage and Information System); Patent No. 6,470,242 (October 22,2002) (Display Monitor for Golf Cart Yardage); or Patent No. 6,525,690 (Feb. 25, 2003) Golf Course Yardage and Information System with Zone Detection. Buyer hereby elects to defend the ProLink Case, at its expense, and Seller consents to such election.”

“(F) The Parties agree that it will be necessary to reconcile the Assumed Liabilities with actual figures as of the Closing Date as such information becomes available. The Parties shall use their best efforts to update Appendix A as of the Closing Date, within 30 days after the Closing Date, it being understood that there will be no increase in the amount of the Assumed Liability in Appendix A on line “Accrued partner fee - Club Car” to be assumed by Buyer. The parties agree that Seller will not assume or retain any additional operating liabilities as a result of this reconciliation which shall be consistent with the line items and associated amounts contained in Appendix A. Seller’s retained liabilities shall be those allocated to it in Appendix A in effect as of Closing.”

1.5.	Section 2.3 (G) is hereby amended by adding at the end: “other than the Prolink Case.”

1.6.	Section 2.3 (N) is hereby amended by adding at the end: “other than the Prolink Case.”

1.7.	Section 2.3 is hereby further amended by adding a new subparagraph Q as follows:

“(Q) Amounts owed to Silicon Valley Bank.”

1.8.	Section 2.4(ii) is hereby amended by deleting “an aggregate amount of $18,000,000” and substituting the following for subparagraphs (a), (b) and (c):

“(a) notes (the “Secured Notes”) in the aggregate principal amount of $1,521,328 payable in six equal monthly cash installments of $253,554.67 each, together with interest on the unpaid balance thereon at prime plus 1%, commencing on January 31, 2008 with a final principal and interest payment on June 30, 2008. The Secured Notes will be secured by a security interest in the assets of Buyer granted in a Security Agreement in the form attached hereto as Exhibit L (the “Security Agreement”);

(b) 120,000 shares of Buyer’s Series B Preferred Stock (the “Preferred Shares”) and warrants to purchase 4,918,033 shares of Buyer’s Common Stock (the “Preferred Warrant”) at an exercise price of $0.122 per share; and

“(c) 142,083,334 shares of Common Stock (the “GPS Shares”) to be deposited in Escrow pursuant to Section 8.4.”

1.9.	Section 2.4.1 is hereby amended by substituting “42%” for “34%” on the second line and “(59,675,000)” for “(43,916,667)” on the third line.

1.10.	Section 2.5(B) is hereby amended by substituting “Closing” for “date hereof” in the first line thereof.

1.11.	Section 3.2(A) is hereby amended by deleting subparagraph (1) and adding at the end thereof a new paragraph (ii):

“(ii) an agreement or agreements (the “Secured Holder Agreements”) from the holders of the liens listed on Schedule 1.5, (2 and 13) that upon payment of the Secured Notes such liens will be released.”

1.12.	Section 3.2(B) is hereby amended by adding at the end thereof new paragraphs (7)-(10)

”(7) the Secured Notes;

(8) the Security Agreement and executed UCC-1s;

(9) the Series B Preferred Stock Certificate; and

(10) the Preferred Warrant.

1.13.	Section 4.9 is hereby amended by adding after “Schedule 4.9” on the first line: “and the ProLink Case.”

1.14.	Section 4.12(B) is hereby amended by adding after “Schedule 4.12(b)” on the first line “and the ProLink Case,”

1.15.	Section 4.12(E) is hereby amended by adding after “Schedule 4.12(e)” on the first line “and the ProLink Case,”

1.16.	Section 4.16 is hereby amended by adding after “Schedule 4.16” on the first line: “and the ProLink Case,”

1.17.	There shall be added a new Section 4.25 as follows:

“4.25 Club Car Agreement. Seller and Club Car, Inc. are currently engaged in active negotiations to complete the Development Agreement and patent license referred to in Section 6.13, and Club Car, Inc has not advised Seller that it intends to terminate such negotiations.”

1.18.	Section 5.6 B is hereby amended by substituting “565,876,867” for “524,912,778” and adding thereafter “which includes shares of Buyer’s Common Stock issuable upon conversion of the Preferred Shares.”

1.19.	Section 5.6 D is hereby amended by adding “and the Preferred Shares” after “GPS Shares” on the first line.

1.20.	Sections 5.9 and 5.10 are hereby amended by adding at the beginning of such Sections: “Except for the ProLink Case,”

1.21.	There shall be added a new Section 6.13 as follows:

“6.13 Change of Name.

As soon as practicable following Closing (but in no event later than ten business days), Seller shall change its corporate name to a name which does not include UpLink or any similar name.”

1.22.	There shall be added a new Section 6.14 as follows:

“6.14 Club Car Agreement.

Seller shall continue to use its best efforts to complete the Development Agreement and the IQLink non-exclusive patent license as generally outlined in the Letter of Intent dated June 28, 2007 between Seller and Club Car, Inc. attached hereto as Exhibit J with payment for development of at least $750,000 plus a royalty of at least $10 per vehicle for not less than 60,000 vehicles (the “Minimum Terms”). Seller shall keep Buyer informed as to the status of the negotiations and provide drafts of any proposed agreement. Provided that the Minimum Terms have been met and the Development Agreement as completed is in form and substance reasonably satisfactory to Buyer, upon execution, Seller shall assign to Buyer (at or after Closing) the Development Agreement and Buyer shall accept such assignment.”

1.23.	Section 7.1 is hereby amended by (a) adding “Except for the ProLink Case,” at the beginning of (E) and (b) deleting (F).

1.24.	Section 7.2 is hereby amended by (a) adding “Except for the ProLink Case,” at the beginning of (F), and (b) deleting (M),

1.25.
Section 8.5(A) is hereby amended by deleting such Paragraph and substituting the following: “On the First Anniversary Date, all of the GPS Shares except for any remaining Target Shares that continue to be subject to the Repurchase Right shall be released from escrow to the extent such Shares otherwise to be released are not necessary to cover the Offset Amount or the amount that in the reasonable and good faith judgment of Buyer may be necessary to satisfy any unresolved or unsatisfied Losses specified in any Claim Notice that has been delivered in good faith and in accordance with the terms hereof prior to the date of the scheduled release (a “Pending Claim Amount”).”

ARTICLE II.
SELLER’S SCHEDULES

Attached to this Amendment are Seller’s revised Schedules.

ARTICLE III.
EFFECT OF AGREEMENT

Except as expressly set forth herein, the terms of the Purchase Agreement remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date first above written.

GPS INDUSTRIES, INC., a Nevada corporation			UPLINK CORPORATION, a Texas corporation

By:	/s/ Douglas Wood		By:	/s/ Glenn A. Pierce, Jr.
	Name:	Douglas Wood		Name:	Glenn A. Pierce, Jr.
	Title:	Chief Executive Officer		Title:	Chief Executive Officer